Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Barbara Coy, HyperSpace Communications, Inc.

Phone (303) 566-6532

Email investor@ehyperspace.com

Media Contact:

Elissa Reid

Phone (208) 893-3286

Email elreid@mpccorp.com

HYPERSPACE COMMUNICATIONS, INC. REPORTS UNAUDITED THIRD-QUARTER 2005 FINANCIAL RESULTS

Acquisition of MPC Computers Completed, Quarterly Revenue Exceeds $100 million and Revenue Up 4.7% Compared to Year-Ago Quarter on a Pro-Forma basis

Denver, CO – November 14, 2005 – HyperSpace Communications, Inc. (AMEX:HCO), a provider of PC products and IT solutions directly and through its subsidiary MPC Computers, today announced results for the third quarter of fiscal year 2005 which include the operations of MPC Computers since July 25, 2005 (the date MPC was acquired). Revenues rose from $119,000 in the third quarter of 2004 to more than $100 million in the third quarter of 2005, primarily as a result of the merger. For the three months ended September 30, 2005 the company had $122,000 in operating income compared to a $744,000 operating loss for the same period in 2004. The company had a net loss of $4.8 million in 2005 compared to a $1 million net loss in 2004. The net loss for the three months ended September 30, 2005 included interest expense of $802,000 and a $4.2 million non-cash charge for stock issued to MPC management in conjunction with the merger.

“During Q3, HyperSpace completed the acquisition of MPC Computers,” said John P. Yeros, Chairman and CEO of HyperSpace Communications, Inc. “This accomplishment represents a major strategic milestone for HyperSpace and positions the company for success in the professional IT markets of government, business and education.”

During the quarter, the company also:

• Converted over $700,000 in convertible debt to equity,
• Retained an investment banker to seek additional financing,
• Secured its initial contract manufacturing engagement, which will utilize excess manufacturing capacity at MPC’s Nampa, Idaho facility,

• Continued to expand its focus on expansion of MPC business in the higher margin server, storage and Mid-sized business markets to reduce MPC's traditional dependence on PCs, and
• Launched efficiency initiatives that are expected to reduce annual costs by approximately $5 million.

“We are pleased with the progress we are making as a combined company,” said Mike Adkins, President of HyperSpace Communications, Inc. and CEO of its MPC Computers subsidiary. “In particular, we achieved Q3 2004-2005 quarter-over-quarter revenue growth based on the strength of our servers/storage, mobile and third party product lines.”

Pro-Forma Financial Results

On a pro-forma consolidated basis (assuming the two companies were merged for all periods, total) consolidated revenue for the third quarter was $122.3 million, an increase of 4.7% compared to $116.8 million in the third quarter of 2004. The operating loss for the quarter was $2.4 million, compared to an operating profit of $0.2 million for the third quarter of 2004. The company’s net loss for the quarter was $7.6 million (including the $4.2 million non-cash charge for employee stock compensation described above). The revenue increase in the quarter was driven by higher sales of notebooks, servers, storage products and third party products manufactured by others, offset by a decline in sales of desktops. The company had higher sales to the U.S. federal government and mid-sized business segments offset by lower sales to the state/local government and education segments.

Gross margin for the quarter ended September 30, 2005 was 11.0% compared to 14.3% in the third quarter a year ago. The decline in gross margin was due to a higher proportion of sales of third-party products, such as printers, monitors, and software, which carry lower gross margins than products manufactured by the company. The gross margin on MPC manufactured products was 13.6%. MPC resells third-party products to provide a single source of supply for IT solutions for its customers.

Operating expenses for the quarter were $15.9 million, or 13.0% of sales, compared to $16.5 million, or 14.1% of sales, in the third quarter a year ago. The lower operating expenses reflect the company’s success in reducing overhead costs.

The pro forma consolidated revenue increase in the third quarter of 2005 is due to several factors, including:

• A 47% increase in the sales of servers and storage products,
• A 30% increase in the sales of notebook products,
• A 32% increase in the sales of third party products, such as printers, monitors and software, that MPC resells as part of complete IT solutions,

• A 10% increase in sales to mid-size enterprise customers, and
• An 8% increase in sales to the U.S. federal government

These increases were partially offset by several factors, including a 20% decline in desktop sales.

About HyperSpace Communications:

HyperSpace Communications, Inc. (AMEX: HCO), through its subsidiary MPC Computers, provides PC products and IT solutions to mid-sized businesses, government agencies and education organizations. MPC’s products include desktops, notebooks, servers and storage, all of which are backed by an industry-leading level of service and support. HyperSpace also offers software for network acceleration and secure data transmission. For more information, visit HyperSpace online at www.ehyperspace.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications or MPC Computers to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other risk factors that could materially affect such forward-looking statements, including liquidity constraints, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission at www.sec.gov.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Factors that could materially affect the results, performance or achievements of the company include competition in the PC industry, the company’s liquidity and available borrowing under its credit facility, rapid changes in technology, intellectual property disputes, reliance on federal, state and local government for a significant portion of its revenue, and fluctuations operating results.  The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HYPERSPACE COMMUNICATIONS, INC.

Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2005 and 2004.

	September 30,
	Three months ended		Nine months ended
	2005	2004	2005	2004

Net Sales	$100,924,297	$119,221	$101,089,575	$325,605

Cost of Good Sold	$88,165,039	$82,622	$88,252,326	$211,743

Gross Margin	$12,759,258	$36,599	$12,837,249	$113,862

Operating Expenses
Research & Development	$1,099,302	$227,441	$1,279,809	$451,138
Selling, General & Administrative	10,266,567	538,428	11,712,752	1,364,642
Depreciation & Amortization	1,270,541	15,293	1,301,128	53,857
Total Operating Expenses	$12,636,410	$781,162	$14,293,689	$1,869,637

Operating Income (Loss)		$122,848	$(744,563)	$(1,456,440)	$(1,755,775)

Other (Income)/Expense
Interest Expense, net		$802,356	$265,934	$804,170	$802,843
Merger Related Stock Compensation		4,183,070	-	4,183,070	-
Other Expense		-	(1,056)	194	(433,767)
Total Other (Income)/Expense		$4,985,426	$264,878	$4,987,434	$369,076

Net Loss		$(4,862,578)	$(1,009,441)	$(6,443,874)	$(2,124,851)

Preferred Dividends	$		$24,449	$-	$72,489

Net Loss attributable to Common Shareholders		$(4,862,578)	$(1,033,890)	$(6,443,874)	$(2,197,340)

Basic and diluted weighted average Common Shares outstanding		6,485,728	1,501,026	4,661,011	1,445,534

Basic and diluted loss per Common Share		$(0.75)	$(0.69)	$(1.38)	$(1.52)

The results of GTG PC Holdings, LLC, the parent holding company of MPC Computers, LLC have been consolidated effective from July 25, 2005, the date the merger with HyperSpace Communications, Inc. became effective. The column reflecting the nine months ended September 30, 2005 includes results for HyperSpace only from January 1, 2005 through July 24, 2005. HyperSpace’s results are consolidated with MPC’s results for the remainder of the nine-month period. The 2004 information is for HyperSpace only.

HYPERSPACE COMMUNICATIONS, INC.

Consolidated Balance Sheet

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$6,267,222	$5,875,481
Accounts Receivable, net	62,242,613	158,998
Inventories, net	36,952,982	-
Prepaid Maintenance & Warranty Costs	20,056,671	-
Other Current Assets	1,477,479	106,182
Total Current Assets	$126,996,967	$6,140,661

Non-Current Assets
Property & Equipment, net	8,466,356	110,782
Capitalized Software, net	-	298,570
Goodwill	24,818,982	-
Acquired Intangibles, Net	33,799,128	-
Long-Term Portion of Prepaid Maintenance & Warranty Costs	1,466,989	-
Other Assets	1,101,958	-
Total Non-Current Assets	$69,653,413	$409,352

TOTAL ASSETS	$196,650,380	$6,550,013

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$75,557,665	$314,006
Accrued Licenses & Royalties	2,907,289	-
Current Portion of Accrued Warranties	2,709,516	-
Current Portion of Deferred Revenue	26,201,696	122,016
Current Portion of Notes Payable & Debt	45,049,365	721,965
Total Current Liabilities	$152,425,531	$1,157,987

Long Term Liabilities
Long term Portion of Notes Payable	$60,606	$425,000
Non-Current Portion of Accrued Warranties	2,405,444	-
Non-Current Portion of Deferred Revenue	17,671,840	-
Total Long Term Liabilities	$20,137,890	$425,000

TOTAL LIABILITIES	$172,563,421	$1,582,987

Shareholders' Equity

Preferred Stock, no par value; 1,000,000 shares authorized; no shares issued and outstanding at 2005 and 2004	$-	-
Common Stock, no par value, 50,000,000 shares authorized; 7,675,637 and 3,732,429 shares issued and outstanding at 2005 and 2004, respectively	37,650,941	12,087,134
Accumulated Deficit	(13,563,982)	(7,120,108)
Total Shareholders' Equity	$24,086,959	$4,967,026

TOTAL LIABILITIES AND EQUITY	$196,650,380	$6,550,013

The results of GTG PC Holdings, LLC, the parent holding company of MPC Computers, LLC, have been consolidated effective from July 25, 2005, the date the merger with HyperSpace Communications, Inc. became effective. Accordingly, the Balance Sheet at December 31, 2004 contains the information without MPC Computers.

HYPERSPACE COMMUNICATIONS, INC.

Pro-Forma Comparison of the Three and Nine Months ended September 30, 2005 to 2004 (Unaudited) (Assuming the Merger Took Place on January 1, 2004)

	September 30,
	Three Months Ended		Nine Months Ended
	2005	2004	2005	2004

Net Sales	$122,310,985	$116,786,851	$280,196,595	$324,759,051

Cost of Goods Sold	$108,876,433	$100,133,764	$247,928,780	$283,004,536

Gross Margin	$13,434,552	$16,653,087	$32,267,815	$41,754,515
Gross Margin %	11.0%	14.3%	11.5%	12.9%

Operating Expenses
Research & Development	$1,362,611	$1,584,767	$3,896,521	$4,465,232
Selling, General & Administrative	$13,121,709	$14,322,115	$37,804,702	$42,795,033
Depreciation & Amortization	$1,376,160	$593,666	$2,493,423	$1,861,045
Total Operating Expenses	$$15,860,480	$$16,500,548	$$44,194,646	$$49,121,311
Operating expenses as a % of Revenue	13.0%	14.1%	15.8%	15.1%
Operating Income (Loss)	$(2,425,928)	$152,539	$(11,926,831)	$(7,366,796)

Non-Operating (Income)/Expense
Interest (Income)/Expense	$1,023,172	$861,747	$2,091,372	$2,455,423
Merger Related Stock Comp Exp	$4,183,070	$-	$4,183,070	$-
Other (Income)/Expense	$-	$(1,056)	$194	$(433,767)
Total Non-Operating (Income)/Expense	$5,206,242	$860,691	$6,274,636	$2,021,656

Net Income (Loss)	$(7,632,170)	$(708,152)	$(18,201,467)	$(9,388,452)

Preferred Dividends	$-		$24,449	$-	$72,489

Net Income (Loss) before taxes	$(7,632,170)		$(732,601)	$(18,201,467)	$(9,460,941)

Income Tax Benefit	$-		$-	$-	$-

Net Income (Loss)	$(7,632,170)		$(732,601)	$(18,201,467)	$(9,460,941)

EBITDA	$(1,049,768)		$746,205	$(9,433,409)	$(5,505,751)
EBITDA %	-0.9%		0.6%	-3.4%	-1.7%

Reconciliation of Net Income (Loss) to EBITDA:

Net Income (Loss)	$(7,632,170)		$(732,601)	$(18,201,467)	$(9,460,941)

Interest (Income)/Expense	$1,023,172		$861,747	$2,091,372	$2,455,423
Merger Related Stock Comp Exp	$4,183,070	$		$4,183,070	$-
Other (Income)/Expense	-		(1,056)	194	(433,767)
Depreciation & Amortization	$1,376,160		$593,666	$2,493,423	$1,861,045
Preferred Dividends	-		24,449	-	72,489

EBITDA	$(1,049,768)		$746,205	$(9,433,409)	$(5,505,751)

The Company uses “EBITDA”, earnings before interest, taxes, depreciation and amortization, after adjusting for non-cash stock awards issued pursuant to the merger, as a financial measurement. This is not a GAAP measurement. EBITDA after adjusting for non-cash stock awards issued pursuant to the merger is derived by adding back the following to GAAP net loss: Net Interest expenses, Depreciation and Amortization, Impairment of Intangibles and the non-cash expense of stock awards issued pursuant to the merger. This non-GAAP measurement is provided as supplementary information and is not an alternative to GAAP. Some investors may use EBITDA to supplement their analysis of our results of operations.